UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama	35806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 382-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On August 14, 2006, ITC^DeltaCom, Inc. (the “Company”) issued a news release announcing certain consolidated financial and operating results for the three months ended June 30, 2006. A copy of the news release is furnished as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

In the news release, the Company presented a non-GAAP financial measure, as defined in Regulation G and Item 10(e) of Regulation S-K promulgated by the Securities and Exchange Commission, as well as other financial measures. Non-GAAP financial measures differ from financial measures reported in conformity with U.S. generally accepted accounting principles (“GAAP”). The Company provided a reconciliation of the non-GAAP financial measure to the most directly comparable financial GAAP measure in a table included in the news release. In addition, the Company disclosed why management believes that the presentation of the non-GAAP financial measure it customarily presents provides useful information to investors in understanding the Company’s financial condition and results of operations as well as any additional purposes for which the Company’s management uses the non-GAAP financial measure.

The information in this Current Report on Form 8-K, including Exhibit 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99	News release dated August 14, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: August 14, 2006	/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer)

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Exhibit Index

Exhibit Number	Description of Exhibit
99	News release dated August 14, 2006